EX-99.(d)(2)

THIS PAYMENT IS NON-TRANSFERABLE
Account #

PAYMENT MUST BE IN U.S. DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES AND MADE PAYABLE TO MORGAN STANLEY INDIA INVESTMENT FUND, INC. WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY. YOU MAY REQUEST THAT YOUR BANK, TRUST COMPANY OR BROKER (IF A MEMBER OF THE NEW YORK STOCK EXCHANGE) SUBMIT A NOTICE OF GUARANTEED DELIVERY ON YOUR BEHALF BY 5:00 P.M. ON THE EXPIRATION DATE.

Certificate for

RIGHTS

Morgan Stanley India Investment Fund, Inc.

	SUBSCRIPTION RIGHTS FOR COMMON STOCK	CUSIP

Subscription Certificate
These Rights are Non-Transferrable
Subscription Price:

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 p.m. NEW YORK TIME ON THE EXPIRATION DATE:[ ], 2005

REGISTERED OWNER:

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of Morgan Stanley India Investment Fund, Inc. (the “Fund”), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights Holders, as described in the Prospectus. Each Record Date Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription (the “Over- Subscription Privilege”). If enough Shares are available, or if the Board of the Fund approves the distribution of additional Shares, all of these requests will be honored in full. Regardless of whether the Fund issues such additional Shares, to the extent Shares are not available to honor all requests, the available Shares will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for over-subscriptions will be delivered as soon as practicable after full payment for such Shares have been received and cleared and after all allocations have been effected.

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.01 par value, of Morgan Stanley India InvestmentFund, Inc. (the “Fund”), in the ratio of one share of Common Stock for each three Rights, pursuant to the Offer and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, each Record Date Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription, or additional Shares issued by the Fund subject to Board approval, and subject to pro rata allocation if in sufficient additional Shares are available. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after full payment has been received and cleared and after all allocations have been effected. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent by [], 2005, unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date Stockholder will be delivered as soon as practicable after the Expiration Date. To subscribe pursuant to the Primary Subscription Right, three Rights and the Subscription Price are required for each share of Common Stock. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of the Estimated Subscription Price of $[             ] per share must accompany the Subscription Certificate. See reverse side ofform.

Dated:

	Chief Executive Officer	Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY,
(New York, N.Y.)	TRANSFER AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE

PLEASE COMPLETE ALL APPLICABLE INFORMATION

BY MAIL:	BY OVERNIGHT COURIER:	BY HAND:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operation Center	Operation Center	Attn: Reorganization Department
Attn: Reorganization Department	Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	6201 15th Avenue	New York, New York 10038
Brooklyn, NY 11219	Brooklyn, NY 11219

To subscribe for your primary shares please complete line “A” on the card below.

Example:

90 shares = 90 rights

90 rights divided by 3 = 30 primary shares

The maximum number of primary subscription shares would be 30

A.	30	x $	=$

To subscribe for any over-subscription shares please complete line “B” below.

Please Note: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the Estimated Subscription Price, the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Estimated Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase, at the Estimated Subscription Price, the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

		Expiration Date ([	], 2005 unless extended)

A. Primary Subscription	x	$	=	$

(3 Rights = 1 share) (No. of Shares) (Estimated Subscription Price)

B. Over-Subscription Privilege	x	$	=	$

(Shares) (Estimated Subscription Price)

C. Amount of Check Enclosed	=	$

(or amount in Notice of Guaranteed Delivery)

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of Shares if other than shown on front

If permanent change of address, check here ☐

Please give your telephone number: ( )

Please give your e-mail address: